Exhibit 4.9

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

	PO：	[***]
Purchase Order
Buyer	Seller
Company:BGIN TECH PTE.LTD.	Company: Hong Kong Huasun Rich Point Technology Limited
Tel： [***]	Tel: [***]
Address： [***]	Address：[***]
Effective Date：20251110
[***] Purchasing List

Lot	Qty	DPML	total amount (US dollar)	Remark
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
total	[***]		[***]

1.	The seller shall ensure that the materials delivered shall comply with the latest design requirements, acceptance standards and packaging requirements of the Buyer.

2.	Payment: The Buyer shall pay the full amount within 7 working days from the Effective Date.

3.	Delivery Address:Address designated by both parties.

4.	The seller must strictly deliver goods on time and ensure product quality. If any losses are caused to the Buyer due to product quality problems or delayed delivery, the seller shall be responsible for compensation and refund of the corresponding payment.

5.1.	This Purchase Order and any dispute arising out of or in connection with this Purchase Order (including, without limitation, disputes regarding its formation, validity, breach, rescission, or termination) shall be governed by and construed in accordance with the laws of the Hong Kong, excluding its conflict of laws rules.

5.2.	Any dispute arising out of or in connection with this Purchase Order shall first be resolved through amicable negotiations between the Parties. If the dispute cannot be resolved through negotiations (including, without limitation, where one Party refuses to negotiate or no agreement is reached within 30 days of the dispute arising), either Party shall have the right to submit such dispute to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in accordance with the HKIAC Administered Arbitration Rules in effect at the time of commencing the arbitration.

6.	Both parties agree that the fax or scanned copy signed by both parties has the same legal effect.

Buyer	Seller

signature:	signature: